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                                                                   EXHIBIT 10.22


     ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY SPECIAL DEVICES, INCORPORATED, AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.


     This Purchase Agreement ("Agreement") is entered into on this 30th day of September, 1997 by and between SPECIAL DEVICES, INCORPORATED Automotive Products Division ("SDI") ("Buyer") and HERMETIC SEAL CORPORATION ("HSC") (Seller) for the purpose of establishing the terms and conditions on which Buyer will purchase from Seller header sub-assemblies for automotive airbag initiators. This Agreement applies to only the following SDI part numbers and any revisions on these headers:

     105308-        Header Sub-assembly, unplated (CC)
     105363-        Header Sub-assembly, plated (CC)
     150900-        Glass Header Sub-assembly, unplated (AGH)
     150901-        Glass Header Sub-assembly, plated (AGH)
     SK4289-        Glass Header Sub-assembly, plated (AGI)

A.   Provisions related to CC and AGH products:

     1. During the term of this agreement, and subject to the cumulative total of customer orders, Buyer agrees to purchase from Seller all CC and all AGH Headers, under the following provisions:

          a) Buyer will purchase a minimum of ** units per week, or in the event that Buyer's total manufacturing requirements are less than ** units per week, then Buyer will purchase from Seller all CC and all AGH Headers, to support customer orders.

          b) If cumulative manufacturing requirements of Buyer exceed ** units per week, Buyer may purchase externally or internally manufactured headers, up to but not to exceed a maximum of ** units per week.

          c) The allocation of units between Seller and other sources will be measured on a monthly basis. Buyer agrees to allow Seller to review the allocation upon reasonable notice and in sufficient detail to verify compliance with this agreement.

          d) The above purchase commitments are contingent on Seller maintaining adequate quality levels and reasonable delivery requirements. If Seller is unable to meet Buyer's adequate quality or reasonable delivery requirements Buyer may purchase more headers from sources other than Seller. Delivery of parts shall be made only as authorized by Buyer in individual purchase orders under this Agreement.



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     ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE
BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY SPECIAL DEVICES, INCORPORATED, AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.

2.   Price schedule is as follows:

     10/01/97 to 12/31/98                 $** each
     01/01/99 to 12/31/99                 $** each
     01/01/00 to 12/31/00                 $** each

        Gold plating at 100 microinches is additional $** each.


3.   The above pricing is subject adjustment as follows:

     a) If Buyer should receive a "Qualified Competing Bid," as defined below, that is greater than 10% less than Seller's then applicable pricing, Buyer shall promptly notify Seller of the existence of a Qualified Competing Bid and make information available to Seller for review at Buyer's facility. Seller shall then have 10 business days (20 business days in the event that SDI is the source of the Qualified Competing
          Bid) to review the bid. During this period, Buyer will provide to Seller such supporting information as may be reasonably requested by Seller to assist in review of the Qualified Competing Bid. Upon completion of Seller's review, Seller will be allowed to submit revised pricing equal to 105% of the Qualified Competing Bid, which is hereby agreed as acceptable pricing. If Seller submits such revised pricing then all terms of this agreement shall remain in full force and effect. If Seller should decline to submit such revised pricing then this agreement is terminated.

     b) For purposes of determining a Qualified Competing Bid from SDI, itself, as an internal source of the CC or AGH products, a Qualified Competing Bid is calculated as the total, actual SDI cost (including all applicable overhead expenses, selling, general and administrative expenses and an appropriate allocation of corporate expenses) divided by the actual units produced by SDI to derive a unit cost. This unit cost is then multiplied by 118% to determine a Qualified Competing Bid. Buyer hereby agrees to allow Seller to review it's calculation of a Qualified Competing Bid and to provide supporting detail analysis of it's cost calculations. If a dispute should arise with respect to the calculation, Buyer agrees to utilize a mutually agreed upon independent nationally recognized accounting firm to resolve such dispute.



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      ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE
BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY SPECIAL DEVICES, INCORPORATED, AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.

          c) A "Qualified Competing Bid" is defined as a quotation or proposal received from 1) an external source 2) SDI, itself, as an internal source. For an external source to be considered to have submitted a valid "Qualified Competing Bid" the potential external source must have prior experience in high-volume production and have a Quality management system acceptable to Buyer, and to Buyer's then existing Quality requirements.

          d) A Qualified Competing Bid may only be submitted by Buyer to Seller once within any twelve month period, and in no event before October 1, 1998.

B.   Provisions related to AGI products:

     During the term of this Agreement, Buyer and its affiliates agree to purchase from Seller a minimum of ** % of Buyer's domestic AGI headers. The allocation of units between Seller and other sources will be determined on a monthly basis. The above purchase commitments are contingent on Seller maintaining adequate quality levels and reasonable delivery schedules. If Seller is unable to meet Buyer's adequate quality or reasonable delivery requirements Buyer may purchase more headers from sources other than Seller. Delivery of parts shall be made only as authorized by Buyer in individual purchase orders under this Agreement.

     1.   Price schedule is as follows:

               10/01/97 to 12/31/98          $** each
               01/01/99 to 12/31/99          $** each
               01/01/00 to 12/31/00          $** each


     2. The AGI product is not subject to the Qualified Competing bid procedures as outlined in paragraph A.3 above.

C.   Provisions relating to CC and AGH bodies:

     1. Sellers agrees to sell to Buyer machined bodies in accordance with Seller's specification (and as may be altered from time to time) at a price of $** each.

     2. Seller agrees to timely (at least 30 days notice) notify Buyer of impending changes to the specification.

     3. Buyer agrees to provide at least 12 weeks notice of shipping requirements to Seller.

     4. Buyer agrees that these bodies are for Buyer's internal used only and may not be sold or transferred to any third party.


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     5.   Buyer acknowledges that Seller's specification and manufacturing processes related to the header bodies is proprietary to Seller and may not be disclosed to any third party. Buyer agrees to maintain such information obtained by it as confidential and to take reasonable efforts to assure that its employees maintain such confidentiality.

     6. Buyer reserves the option to purchase Buyer designed machined bodies from other qualified sources.

D.   General provisions:

     1.   The term of this agreement is October 1, 1997 through December 31,
          2000.

     2. Buyer and Seller agree to quarterly meeting with top management of each company to discuss market, production, quality and/or cost issues related to these products.

     3. Buyer and Seller agree to quarterly meetings with top technical personnel of each company to discuss production and technical issues related to these products.

     4.   All prices are F.O.B. Seller's plant in Rosemead, CA.

     5. Terms of payment shall be Net 30 days. It is mutually agreed between Buyer and Seller that shipments received prior to delivery schedule designated on Buyer's purchase order release shall not be payable until such time as items were originally scheduled for receipt to Buyer's plant. It is also agreed that early payment will be made on those items received at Buyer's plant prior to delivery schedule, as designated on Buyer's purchase order, if Seller has received prior authorization for early shipment from Buyer.

     6. Buyer shall call for delivery of items specified within this Agreement on Buyer's standard purchase order form. Purchase orders placed under this Agreement shall reflect the following statement:
          "This purchase order is subject to terms and conditions of Purchasing Agreement dated September 30, 1997".

     7. If HSC experiences material cost increases during the term of this Agreement, SDI and HSC will negotiate in good faith changes to the above prices in this Agreement. Any increases are subject to competition clauses 3 (a).

     8. Buyer and Seller agree to work cooperatively but not exclusively, in developing new glass to metal sealed headers for automotive applications.

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         9.    Buyer agrees that in the event of a need to cancel an outstanding purchase order or to cease production on any configuration of header, that Buyer will be responsible for raw material, component stocks and work in process inventories for then outstanding purchase orders plus twelve (12) weeks of production at the average weekly rate for the quarter just prior to the cancellation. At the option of Buyer, such inventories will be built into completed units, shipped "as is" to Buyer or scrapped and discarded.

        10. This Agreement shall be interpreted in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representative.


SPECIAL DEVICES, INCORPORATED

By: /s/ THOMAS J. TREINEN
    ---------------------------------
        Thomas J. Treinen
        Vice President
        Automotive Product Division

Date:  11/24/97
      -------------------------------

HERMETIC SEAL CORPORATION

By: /s/ CHRISTOPHER BATEMAN
    ---------------------------------
        Christopher Bateman
        Vice President

Date:  12/10/97
      -------------------------------